UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant ( )

Filed by a Party other than the Registrant (X)

Check the appropriate box:

( ) Preliminary Proxy Statement      ( ) Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
( ) Definitive Proxy Statement

(x) Definitive Additional Materials

( ) Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            Interactive Network, Inc.
    ----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

              The Committee to Revitalize Interactive Network, Inc.
    ----------------------------------------------------------------------------
          (Name of Person(s) Filing Proxy Statement, if other than the
                                  Registrant)

Payment of Filing Fee (Check the appropriate box):

(x) No fee required.

( ) Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    ----------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

    ----------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    ----------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

    ----------------------------------------------------------------------------
    (5) Total fee paid:

    ----------------------------------------------------------------------------
( ) Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

( ) Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1)  Amount previously paid:

    ----------------------------------------------------------------------------
    (2)  Form, Schedule or Registration Statement no.:

    ----------------------------------------------------------------------------
    (3)  Filing Party:

    ----------------------------------------------------------------------------
    (4)  Date Filed:

    ----------------------------------------------------------------------------

                INTERACTIVE SHAREHOLDER GROUP TO CONTEST CURRENT
                BOARD'S CLAIMS IN DECEMBER 17 STATE COURT HEARING

MENLO PARK, CA (December 11, 1998). . . . The Committee to Revitalize
Interactive Network (CRIN), an insurgent group of experienced industry executives seeking election to the Board, announced today its agreement to present arguments to a California state court to preserve a previously announced December 30 shareholder meeting, rather than have the meeting postponed to March 30, 1999, as proposed by the unelected current Board members. The court hearing has been set on an accelerated schedule for December 17, at which time CRIN will present evidence to show that documents filed by the current Interactive Network Chairman without Board authorization are what CRIN termed "material misstatements of law and fact."

     According to David B. Lockton, CRIN Chairman, Interactive Network Founder and former Chairman and CEO and the sole current Board member elected by shareholders, "We shall present documents that firmly support CRIN's right to call the December 30 shareholder meeting to seek the election of a new Board, as well as demonstrate the continued failure of the current Board to work in the best interests of all shareholders.

     "The December 17 hearing is a thinly disguised attempt by the current Board Chairman, again moving without Board approval, to stall a positive shareholder action until after the completion of a needless and expensive bankruptcy procedure, one vigorously opposed by our shareholders, but designed to generate eight million new stock shares into a trust with themselves as trustees, thus enabling the current Board to perpetuate itself," Lockton commented. "That attempt is not only wasteful but especially onerous in that the current Chairman and the Board have demonstrably failed for the past ten months to make any progress in developing a plan to prepare the Company to move ahead."

INTERACTIVE SHAREHOLDERS TO CONTEST
CURRENT BOARD ACTIONS IN FEDERAL COURT
Page 2

     Lockton cited published statements by the current Chairman and the other unelected Board incumbents suggesting that they intended to pay themselves significant salaries and hire expensive outside consultants to explain what former Company executives and engineers already know - how Interactive Network's proprietary technology and patents can operate for optimal revenue returns.

     "It boils down to the fact that the Board wants another 90 days to 'reorganize' the Company under bankruptcy while, by their own sworn statements, the Company's assets are depreciating at the rate of $25,000 each day," Lockton said. "This is the worst form of mismanagement and disservice to long-patient shareholders. We intend to put Interactive Network back on track."

     Shareholders wishing to communicate with the Committee can do so via voice mail at 650-299-8815 or e-mail at CRINNN@aol.com, Lockton said.

                                      ####